THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                              PROXY
     1997 ANNUAL MEETING OF SHAREHOLDERS OF TOASTMASTER INC.


     The undersigned hereby appoints Robert H. Deming, Daniel J. Stubler and John E. Thompson, and each of them, each with the power to act alone and with full power of substitution and revocation, as attorneys and proxies of the undersigned to attend the 1997 Annual Meeting of Shareholders of Toastmaster Inc. ("Toastmaster") to be held at the principal executive offices of Toastmaster, located at 1801 North Stadium Boulevard, Columbia, Missouri, on Tuesday, May 13, 1997, commencing at 10:00 a.m., local time, and at all adjournments thereof, and to vote all shares of capital stock of Toastmaster which the undersigned is entitled to vote with respect to the following matters, all as set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement, dated March 28, 1997:

THE BOARD OF DIRECTORS OF TOASTMASTER RECOMMENDS A VOTE "FOR"
EACH ITEM.

Item 1: Election of two Class III directors to hold office for a term expiring at the 2000 annual meeting of shareholders.

[ ] FOR all nominees listed below   [ ] WITHHOLD AUTHORITY to
(except as marked to the                vote for all nominees
contrary below)                         listed below

          NOMINEES:  Robert H. Deming; Daniel J. Stubler

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in this space:

          _____________________________________________


Item 2: Proposal to ratify the selection of the accounting firm of KPMG Peat Marwick LLP as Toastmaster's independent auditors for the year ending December 31, 1997.

               [ ] FOR           [ ] AGAINST      [ ] ABSTAIN



     In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual
Meeting.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

Dated: ____________________, 1997



                              _________________________________
                              Signature

                              __________________________________
                              Signature (if held jointly)

                              Please sign exactly as name appears
                              hereon.  When shares are held by
                              joint tenants, both should sign.
                              When signing as an attorney,
                              executor, administrator, trustee or
                              guardian, please give full title as
                              such.  If a corporation, please
                              sign in full corporate name by
                              President or other authorized
                              officer.  If a partnership, please
                              sign in partnership name by
                              authorized person.


   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
           USING THE ENCLOSED POSTAGE PREPAID ENVELOPE